QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
FLAG TELECOM GROUP LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with written preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

(a Bermuda company)

Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD                        , 2003

        Notice is hereby given that the annual general meeting (the "Meeting") of FLAG Telecom Group Limited (the "Company") will be held at Le Meridien Grosvenor House Hotel, Park Lane, London W1, United Kingdom, on                        , 2003 at 13:00 Greenwich Mean Time. As more fully explained in the accompanying proxy statement, the Company is proposing certain amendments to the Company's Bye-Laws in order to, among other things, enable the Company to increase the liquidity of its common shares and its corporate flexibility. In addition the Company is proposing resolutions to increase its authorized shares and approve and ratify the appointment of its auditors. The purposes of the Meeting and more detailed descriptions of the proposals are as follows:

  1.
  To consider and approve an amendment to the Company's Bye-Laws to permit the Company's board of directors (the "Board of Directors") from time to time to effect a sub-division of the Company's share capital into shares of a lesser par value than the Company's existing shares.

  2.
  To consider and approve an amendment to the Company's Bye-Laws to permit the Board of Directors to designate any undesignated shares in the authorized capital of the Company into any one or more series of common or preferred shares, and determine the rights, privileges and preferences to be attached to such shares.

  3.
  To consider and adopt a resolution to increase the Company's authorized capital by the creation of an additional 17,000,000 common shares, par value $1.00 per share, for an aggregate of 20,000,000 authorized common shares.

  4.
  To consider and adopt a resolution to increase the Company's authorized capital by the creation of 10,000,000 preferred shares, par value $1.00 per share.

  5.
  To consider and approve an amendment to the Company's Bye-laws to clarify the staggered terms of the Board of Directors currently set forth in the Bye-Laws by restricting the shareholders' ability to remove directors without cause.

  6.
  To consider and approve amendments to the Company's Bye-laws to remove the limitations on the Board of Director's or its committees' ability to conduct their respective meetings in the United States or execute unanimous written resolutions in the United States.

  7.
  To consider and approve amendments to the Company's Bye-laws to remove the limitations on the Company's and its shareholders' ability to conduct shareholder meetings in the United States or execute written resolutions in the United States.

  8.
  To approve and ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2003.

  9.
  To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

        Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement. Please note that while it is typical to elect directors at an annual general meeting of shareholders, there will not be an election of directors at the Meeting. As provided in the Company's Bye-Laws, which were included in the supplement to the Third Amended and Restated Plan of Reorganization dated as of August 8, 2002 (the "Plan") of FLAG Telecom Holdings Limited, the Company's predecessor corporation, and certain of its subsidiaries under Chapter 11 of the U.S. Bankruptcy Code, and which were adopted on October 9, 2002, the effective date of the transactions contemplated by the Plan, the Board of Directors is divided into three classes. Pursuant to Section 12(4) of the Company's Bye-Laws the term for the first class of the Company's directors does not expire until the annual general meeting of the Company in 2004. Therefore, we are not soliciting your proxy to elect directors of the Company at the Meeting.

        Only shareholders of record, as shown by the transfer books of the Company, at the close of business on July 28, 2003 will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

        PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN THE ACCOMPANYING PROXY CARD EXACTLY AS YOUR NAME APPEARS ON YOUR SHARE CERTIFICATE(S). IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, 5, 6, 7 AND 8 IN THE PROXY. FOR FURTHER INFORMATION CONCERNING THE MATTERS TO BE VOTED UPON AT THE MEETING, THE USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

                      By order of the Board of Directors.

                      Kees van Ophem
                      Assistant Secretary and General Counsel
                                              , 2003
                      London, UK

2

(a Bermuda company)

Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FLAG Telecom Group Limited (the "Company") of proxies for use at the annual general meeting of shareholders of the Company (the "Meeting") to be held at Le Meridien Grosvenor House Hotel, Park Lane, London W1, United Kingdom, on                , 2003 at 13:00 Greenwich Mean Time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders ("Notice of Meeting"). The Company's annual report to shareholders for the fiscal year ended December 31, 2002 (the "Annual Report"), including financial statements, is enclosed with this Proxy Statement for informational purposes and not as a means of soliciting your proxy. Additional copies of the Annual Report may be obtained, without charge, by writing to the Company at the address above.

        This Proxy Statement and the accompanying Notice of Meeting and Proxy are first being mailed to shareholders on or about                , 2003.

        As more fully explained below, the Company is proposing certain amendments to the Company's Bye-Laws in order to, among other things, enable the Company to increase the liquidity of its common shares, $1.00 par value per share (the "Common Shares"), and its corporate flexibility. In addition, the Company is proposing resolutions to increase the number of its authorized shares and approve and ratify its appointment of auditors. Please note that while it is typical to elect directors at an annual general meeting of shareholders, there will not be an election of directors at the Meeting. As provided in the Company's Bye-Laws, which were included in the supplement to the Third Amended and Restated Plan of Reorganization dated as of August 8, 2002 (the "Plan") of FLAG Telecom Holdings Limited, the Company's predecessor corporation ("Predecessor"), and certain of its subsidiaries under Chapter 11 of the U.S. Bankruptcy Code, and which were adopted on October 9, 2002, the effective date of the transactions contemplated by the Plan (the "Effective Date"), the Company's board of directors (the "Board of Directors") is divided into three classes. Pursuant to Section 12(4) of the Company's Bye-Laws the term for the first class of the Company's directors does not expire until the annual general meeting of the Company in 2004. Therefore, we are not soliciting your proxy to elect directors of the Company at the Meeting.

VOTING SECURITIES AND VOTE REQUIRED

        As of July 28, 2003, the record date for the determination of persons entitled to receive notice of and to vote at the Meeting, there were issued and outstanding 2,000,000 Common Shares. The Common Shares are the Company's only class of equity securities outstanding and entitled to vote at the Meeting or any and all adjournments thereof.

        Each Common Share held by a shareholder entitles such shareholder to one vote on each matter that is voted upon by poll at the Meeting or any adjournments thereof.

        The presence, in person or by proxy, of two or more holders of more than 50% of the issued and outstanding Common Shares as of July 28, 2003, the record date of the Meeting (the "Record Date"), is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the holders of at least 50% of the issued and outstanding Common Shares as of the Record Date will be required to approve proposals 1, 2, 5, 6 and 7, as set forth herein. Proposals 3, 4 and 8 and any other matters not involving an amendment to the Company's Bye-Laws to be voted upon at the Meeting will be decided by the affirmative vote of a majority of the votes cast.

        With regard to any proposal, votes may be cast in favor or against such proposal or a shareholder may abstain from voting on such proposal. Abstentions and "broker non-votes" will be considered present for purposes of determining whether a quorum exists. Abstentions and broker non-votes, however, will not be counted in the tally of votes FOR the proposals and, for proposals 1, 2, 5, 6 and 7, will have the same effect as votes AGAINST the proposals. A share not voted has the same effect as an abstention.

SOLICITATION AND REVOCATION

        PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are officers of the Company. Any shareholder desiring to appoint another person to represent him or her at the Meeting may do so by inserting such person's name in the blank space provided on the accompanying form of proxy and delivering an executed proxy to the Secretary of the Company at the address indicated above before the time of the Meeting. It is the responsibility of the shareholder appointing such other person to represent him or her to inform such person of this appointment.

        All Common Shares represented by properly executed proxies that are returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxyholder's best judgment as to any other business as may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the shareholder appointing him or her.

        Proxies must be received by the Company not less than 24 hours prior to the holding of the Meeting. A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Meeting. A shareholder may vote his or her shares in person even if he or she has returned a proxy.

PROPOSAL 1

PROPOSAL TO AUTHORIZE A STOCK SPLIT

        The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Bye-Laws pursuant to which the Board of Directors would have the authority from time to time to effect a sub-division of the Company's share capital into shares of a lesser par value than the

Company's existing shares (a "Stock Split"). The text of the proposed amendment is attached hereto as Exhibit A.

        Principal Effects of the Amendment.    Should the Board of Directors decide to effect a Stock Split, it will not affect the shareholders' proportionate equity interests in the Company or the rights of shareholders with respect to each Common Share as to voting, dividends and other matters. Since there is no consideration received by the Company in connection with a Stock Split, the overall capital of the Company will not change as a result of a Stock Split.

        Reasons for the Amendment.    The objectives of a Stock Split would be to shift the trading range of the Common Shares to a level that would facilitate increased trading activity and encourage round lot trading, all of which may be expected to increase the liquidity and broaden the marketability of the Common Shares. Although the impact on the market price of Common Shares cannot be predicted with certainty, it is likely that a Stock Split would initially result in the market price of each Common Share being approximately one-fifth of the price previously prevailing, and that the aggregate market price of all Common Shares held by a particular shareholder would remain approximately the same. For these reasons, the Board of Directors has determined that a Stock Split may be in the best interests of the Company and its shareholders. Shareholders should be aware, however, that brokerage charges and any applicable transfer taxes on sales and transfers of shares would be higher after a Stock Split on the same relative interest in the Company because that interest would be represented by a greater number of shares.

        Certain U.S. Federal Income Tax Consequences of the Amendment.    The Company has been advised by U.S. tax counsel that, under current law, the U.S. federal income tax consequences of a Stock Split are determined based on the facts existing at the time of the Stock Split. If the Stock Split occurs when Common Shares are the only class of shares outstanding (and the Company has issued no convertible debentures), then (i) the receipt of additional Common Shares generally would not constitute taxable income to the shareholders, (ii) the cost or other tax basis of the Common Shares held immediately prior to a Stock Split ("Old Shares") generally would be divided equally among the Old Shares and corresponding additional Common Shares received in the Stock Split ("New Shares"), and (iii) the holding period for each New Share generally would include the period for which the corresponding Old Share was held. However, if other classes of shares are outstanding at the time of the Stock Split, then in certain cases a Stock Split could generate income that is subject to U.S. federal income tax, and in such a case, (i) the shareholders would take a fair market value tax basis in the New Shares and (ii) the holding period for each New Share would not include the period for which the corresponding Old Share was held.

        The laws of jurisdictions other than the United States (including state and foreign jurisdictions) may impose income taxes on the receipt by a shareholder of New Shares. Assuming a transaction of an equivalent dollar amount, brokerage commissions on purchases and sales of the Common Shares after a Stock Split and transfer taxes, if any, may be somewhat higher than before a Stock Split, depending on the specific number of shares involved.

        The foregoing summary is included for general information purposes only and does not purport to be complete. In addition, this summary does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax-exempt entities. Accordingly, all shareholders are urged to consult their own tax advisors regarding the foreign and U.S. federal, state, and local tax consequences of a Stock Split.

        The affirmative vote of the holders of a majority of the Common Shares outstanding on the Record Date will be required to approve this amendment to the Company's Bye-Laws. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 2

PROPOSAL TO PERMIT THE BOARD OF DIRECTORS TO DESIGNATE ANY UNDESIGNATED SHARES IN THE AUTHORIZED CAPITAL OF THE COMPANY

        The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Bye-Laws to permit the Board of Directors to designate any undesignated shares in the authorized capital of the Company into any one or more series of common or preferred shares, and determine the rights, privileges and preferences to be attached to such shares. The text of the proposed amendment is attached hereto as Exhibit B.

        Principal Effects of the Amendment.    Under the terms of the proposed amendment, the Board of Directors is authorized, subject to any limitations prescribed by law, to issue undesignated shares as common or preferred, in one or more series. Each such series shall have such rights, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

        If the proposed amendment is approved, the Board of Directors may determine, among other things, with respect to each series of common or preferred shares which may be issued, if applicable, (i) the number of shares to constitute such series and the distinguishing designation thereof, (ii) the dividend rate on the shares of such series and the preferences, if any, and the special and relative rights of such shares of such series as to dividends (iii) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption, (iv) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Company, (v) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund, (vi) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Company and, if so, the conversion price or ratio and other conversion rights, (vii) the conditions under which the shares of such series shall have separate voting rights or no voting rights and (viii) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by Bermuda law.

        Reasons for the Amendment.    This proposed amendment is intended to increase the Company's flexibility to designate the rights, privileges and preferences of shares of capital stock authorized for issuance without further shareholder approval. The Board of Directors believes that the adoption of this Proposal 2, together with Proposals 3 and 4, will enable the Company to respond promptly to business opportunities to maximize shareholder value, including opportunities arising from the current consolidation trend in the global telecommunications industry, and will enable the Company to finance business acquisitions, strategic partnerships, joint ventures, spin-offs, restructurings, business combinations and investments and/or to raise additional capital through the issuance of common or preferred shares or equity or debt convertible into common or preferred shares. Given the Board of Directors' current inability to designate the rights, powers and privileges of undesignated shares, coupled with limited access to authorized capital stock (see Proposals 3 and 4), the Company may not be able in the future to effect certain of these transactions without obtaining shareholder approval. The cost, notice requirements and delay involved in obtaining shareholder approval at the time that corporate action becomes desirable could potentially eliminate the Company's opportunity to effect a desirable transaction or could reduce the benefits to the Company of such a transaction.

        Although the Company expects to review various potential acquisitions and other transactions that could result in the issuance and designation of shares of the Company's capital stock, the Board of Directors has no present plans to issue or designate either common shares or preferred shares.

        If the Board of Directors is given the authority to designate the rights, privileges and preferences of the Company's undesignated capital stock, it could authorize preferred shares, if Proposal 4 is approved, without any requirement for further shareholder approval, unless shareholder action is required by applicable law or by the requirements of the Nasdaq National Market or the rules of any stock exchange on which the Company's securities may then be listed. Although the Board of Directors will authorize the issuance of preferred shares only when it considers doing so to be in the best interest of all shareholders, the issuance of preferred shares may, among other things, have a dilutive effect on earnings per Common Share and on the voting rights of holders of Common Shares. Furthermore, the rights of the holders of Common Shares will be subject to the rights of the holders of any preferred shares issued in the future.

        Although Proposals 2, 3 and 4 were prompted by business and financial considerations, if such proposals are approved, the common, preferred and undesignated shares that could become available for issuance could also be used by the Company to oppose a hostile takeover attempt, including transactions in which the shareholders might otherwise receive a premium over the then current market price, or delay or prevent changes in control or management of the Company. The Board of Directors believes that any possible deterrent to a hostile takeover created by the authorization of additional Common Shares and/or new preferred shares would likely result in a potential acquirer negotiating with the Board of Directors directly, thereby affording the Board of Directors the opportunity to act in the best interests of all shareholders.

        The affirmative vote of the holders of a majority of the Common Shares outstanding on the Record Date will be required to approve this amendment to the Company's Bye-Laws. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

PROPOSAL TO INCREASE NUMBER OF AUTHORIZED COMMON SHARES

        The Board of Directors has adopted, subject to shareholder approval, a resolution to increase the Company's authorized capital by the creation of an additional 17,000,000 Common Shares, par value $1.00 per share, for an aggregate of 20,000,000 authorized Common Shares.

        Principal Effects of the Resolution.    The additional Common Shares to be authorized by adoption of this proposal would have rights identical to the currently outstanding Common Shares. Adoption of this proposal and issuance of the Common Shares would not affect the rights of the holders of currently outstanding Common Shares, except for effects incidental to increasing the number of Common Shares outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Shares. The Company's shareholders currently have no preemptive rights to purchase additional Common Shares.

        As of the date hereof, of the 3,000,000 Common Shares presently authorized, 2,000,000 Common Shares are issued and outstanding and 222,222 Common Shares are reserved for issuance pursuant to the Company's 2002 Stock Incentive Plan, which was adopted in connection with the Plan.

        Reasons for the Resolution.    The Board of Directors has adopted this proposed resolution, subject to shareholder approval, in order to have a sufficient authorized number of Common Shares available to provide flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes including, without limitation, expanding the Company's business and services through the acquisition of other businesses, raising capital, providing equity incentives to employees, officers or directors and establishing strategic relationships with other companies. The size of the proposed increase in authorized Common Shares will give the Board of

Directors broad latitude to authorize the issuance of additional Common Shares, or securities convertible into Common Shares, for these purposes without shareholder approval. The cost, notice requirements and delay involved in obtaining shareholder approval at the time that corporate action becomes desirable could potentially eliminate the Company's opportunity to effect a desirable transaction or could reduce the benefits to the Company of such a transaction.

        From time to time the Company may consider strategic transactions and alternatives with the goal of maximizing shareholder value. These potential transactions may include a variety of different business arrangements, including acquisitions, strategic partnerships, joint ventures, spin-offs, restructurings, divestitures, business combinations and investments. The additional Common Shares that would become available for issuance if this proposal were adopted may be used in connection with such potential transactions. Although the Board of Directors will authorize the issuance of additional Common Shares only when it considers doing so to be in the best interest of the shareholders, the Company cannot assure you that any such transactions would be consummated on favorable terms or at all, that they will in fact enhance shareholder value or that they would not adversely affect the Company's business or the trading price of its shares. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company's business and financial results. Although the Company expects to review various potential acquisitions and other transactions that could result in the issuance of shares of the Company's capital stock, the Board of Directors has no present plans to issue additional Common Shares.

        Although this proposal has been prompted by business and financial considerations, the additional Common Shares that would become available for issuance if this Proposal 3 were approved could also be used by the Company to oppose a hostile takeover attempt including transactions in which the shareholders might otherwise receive a premium over the then current market price, or delay or prevent changes in control or management of the Company. The Board of Directors believes that any possible deterrent to a hostile takeover created by the authorization of additional Common Shares would likely result in a potential acquirer negotiating with the Board of Directors directly, thereby affording the Board of Directors the opportunity to act in the best interests of all shareholders.

        The affirmative vote of the majority of the votes cast will be required to approve the increase in authorized Common Shares.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

PROPOSAL TO CREATE A NEW CLASS OF PREFERRED SHARES

        The Board of Directors has adopted, subject to shareholder approval, a resolution to increase the Company's authorized capital by the creation of 10,000,000 preferred shares, par value $1.00 per share.

        Principal Effects of the Resolution.    The purpose of the increase is to constitute preferred shares which will be available to the Board of Directors for issue and will be subject to the power of the Board of Directors to determine the rights to be attached to such shares, assuming the approval of Proposal 2.

        Reasons for the Resolution.    The Board of Directors has adopted this proposed resolution, subject to shareholder approval, in order to increase the Company's flexibility by increasing the number of shares of capital stock that can be issued without further shareholder approval. The Board of Directors believes that most U.S. publicly traded companies have the ability to issue preferred shares and that the adoption of this Proposal 4, together with Proposal 2, will enable the Company to respond promptly to business opportunities, including opportunities arising from the current consolidation trend in the global telecommunications industry, and will enable the Company to finance business acquisitions, strategic partnerships, joint ventures, spin-offs, restructurings, business combinations and investments and/or raise additional capital through the issuance of preferred shares or equity or debt securities convertible into preferred shares. When negotiating potential acquisitions and potential equity financings, it is not uncommon for the person selling the business or providing significant financing to request preferred shares with special rights. Given the current absence of preferred shares currently available for issuance, coupled with the inability to designate the rights, privileges and preferences of the Company's undesignated capital stock (see Proposal 2), the Company may not be able in the future to effect certain of these transactions without obtaining shareholder approval for an increase in capital stock. The cost, notice requirements and delay involved in obtaining shareholder approval at the time that corporate action becomes desirable could potentially eliminate the Company's opportunity to effect a desirable transaction or could reduce the benefits to the Company of such a transaction. Although the Company expects to review various potential acquisitions and other transactions that could result in the issuance and designation of preferred shares of the Company's capital stock, the Board of Directors has no present plans to issue preferred shares.

        Although this proposal was prompted by business and financial considerations, if such proposal is approved, the preferred shares that could become available for issuance could also be used by the Company to oppose a hostile takeover attempt, including transactions in which the shareholders might otherwise receive a premium over the then current market price, or delay or prevent changes in control or management of the Company. The Board of Directors believes that any possible deterrent to a hostile takeover created by the authorization of new preferred shares would likely result in a potential acquirer negotiating with the Board of Directors directly, thereby affording the Board of Directors the opportunity to act in the best interests of all shareholders.

        The affirmative vote of the holders of a majority of the Common Shares outstanding on the Record Date will be required to approve the creation of a new class of preferred shares.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

PROPOSAL TO CLARIFY THE STAGGERED TERMS OF THE BOARD OF
DIRECTORS BY RESTRICTING THE SHAREHOLDERS' ABILITY TO REMOVE
DIRECTORS WITHOUT CAUSE

        The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Bye-Laws to clarify the staggered terms of the Board of Directors currently set forth in the Bye-Laws by restricting the shareholders' ability to remove directors without cause. The text of the proposed amendment is attached hereto as Exhibit C.

        Principal Effects of the Amendment.    Although the Company's Bye-Laws currently contain staggered terms that create separate classes of directors, the Bye-Laws also currently contain a provision that allows a shareholder or group of shareholders who own a majority of the Common Shares to remove one or more directors without cause notwithstanding the staggered terms. The adoption of the proposed amendment would clarify the staggered terms of the Board of Directors set forth in the Company's Bye-Laws, which were included in the supplement to the Plan and adopted on the Effective Date, by restricting the shareholders' ability to remove directors without cause and cure the inconsistency created by these two separate Bye-Law provisions. The proposed amendment may, however, make it more difficult for the shareholders to change the composition of the Board of Directors even if the shareholders believe such a change would be desirable.

        The adoption of the proposed amendment would not eliminate the shareholders' ability to remove directors, rather it would restrict the ability to remove a director without specific cause. Cause would be defined in the Company's Bye-Laws to include such acts as willful misconduct, conviction of a criminal offense, substance abuse or refusal to comply with the orders of a majority of the Board of Directors.

        Reasons for the Amendment.    The Bye-Laws currently divide the Board of Directors into three classes, with the term of the directors under Class 1 to expire at the Company's annual general meeting of shareholders in 2004, the term of the directors under Class 2 to expire at the Company's annual general meeting of shareholders in 2005 and the terms of the directors under Class 3 to expire at the Company's annual general meeting of shareholders in 2006. This is designed, and was the intent when the Company's Bye-Laws were adopted in connection with the Plan, to provide continuity and stability in the Board of Directors' leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with the Company and therefore will be familiar with its business operations.

        The Board of Directors believes that staggered terms assist boards of directors in protecting the interests of shareholders in the event of unsolicited acquisition offers and that a majority of U.S. publicly traded companies stagger their respective boards of directors. Generally, staggered terms extend the time required to effect a change in control of boards of directors through the election of directors and may discourage hostile takeover bids. With regard to the Company, assuming that this Proposal 5 is approved, even if a takeover bidder were to acquire a majority of the Common Shares, it would take at least two annual meetings to effectuate a change in control of the Board of Directors because only a minority of the directors would be elected at each meeting. The Board of Directors believes that stability will help promote the creation of long term shareholder value and that the proposed amendment will encourage any potential acquirer to negotiate directly with the Board of Directors, thereby giving the Board of Directors added leverage in such negotiations.

        As stated above, although the Company Bye-Laws, currently contain staggered terms, they also contain a provision which allows directors to be removed without cause, which arguably renders the protections of having a staggered Board of Directors ineffective. A takeover bidder, upon acquisition of a majority of the Common Shares, could remove all the directors notwithstanding the staggered terms and thus effectively defeat the anti-takeover protection created by having a staggered Board of Directors. If the proposed amendment were adopted, without the ability to obtain immediate control of the Board of Directors, a takeover bidder would not be able to take action to remove other impediments to its acquisition of the Company. At the time the Company adopted a staggered Board of Directors, this was the intent of the Bye-Law provision.

        The affirmative vote of the holders of a majority of the Common Shares outstanding on the Record Date will be required to approve this amendment to the Company's Bye-laws. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
IN FAVOR OF PROPOSAL 5.

PROPOSAL 6

PROPOSAL TO AMEND LIMITATIONS ON ABILITY TO CONDUCT BOARD OF
DIRECTOR MEETINGS IN THE UNITED STATES

        The Board of Directors has adopted, subject to shareholder approval, amendments to the Company's Bye-Laws removing the limitations on conducting meetings of the Board of Directors, or any committee thereof, in the United States or executing unanimous written resolutions while in the United States. The text of the proposed amendments is attached hereto as Exhibit D.

        Reasons for the Amendments.    The Bye-Laws of the Company currently place restrictions on the Board of Directors, or any committee thereof, from meeting in the United States or executing unanimous written resolutions while physically present in the United States. This limitation on the Board of Directors' and its committees' ability to conduct its meetings in the United States was adopted in an effort to restrict actions of the Board of Directors and its committees that may or could cause the Company to be deemed to be engaged in a U.S. trade or business. Upon further review and consideration, however, the Company believes that the likelihood that Board of Director or committee actions taken in the United States may or could cause the Company to be deemed to be engaged in a U.S. trade or business is sufficiently remote such that the Company no longer believes that the intended protections afforded by the Bye-law provisions are necessary. As a majority of the Company's directors are residents of the United States, removing the limitation on the Board of Director's and its committees' ability to conduct their respective meetings in the United States will allow greater flexibility to hold meetings on shorter notice, if necessary, and result in fewer travel costs incurred by the directors and management in connection with meetings.

        Principal Effects of the Amendments.    If these proposed amendments to the Company's Bye-Laws are adopted, the Company will no longer be prohibited from holding its Board of Director meetings in the United States. However, whether or not the Company opts to hold any or all of its Board of Director meetings in the United States, the Internal Revenue Service could contend that the Company or a non-U.S. subsidiary of the Company (a "Non-U.S. Subsidiary") is engaged in a trade or business in the United States. Whether business is being conducted in the United States for purposes of U.S. federal income taxation is an inherently factual determination depending on such matters as (i) whether employees or other agents of the Company or a Non-U.S. Subsidiary conduct business activities while physically present in the United States, (ii) the situs of meetings of the Board of Directors and the boards of directors of a company's subsidiaries and (iii) whether the matters discussed at meetings held in the United States relate to general supervision and control over policies of the Company and Non-U.S. Subsidiaries as opposed to the day-to-day business activity of the Company and Non-U.S. Subsidiaries. A foreign corporation engaged in a U.S. trade or business is subject to U.S. federal income tax, as well as branch profits tax in certain circumstances, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation is entitled to deductions and credits only if it files a U.S. income tax return. The foreign corporation would be entitled to deductions and credits for the taxable year only if the return for that year is timely filed. Penalties may be assessed for failure to file tax returns.

        Based upon a review of the Company's activities in the United States, even if Board of Director meetings were to be held in the U.S., the Company believes that it should not be subject to U.S. federal income tax imposed on its business income. However, the Company cannot assure you that the Internal Revenue Service will not contend successfully that it is engaged in a trade or business, in the United States, with or without the adoption of the proposed amendment, because none of the Internal Revenue Code of 1986, as amended (the "Code"), regulations or court decisions provides definitive standards as the specific type of activities that constitute being engaged in the conduct of a trade or business in the United States.

        The affirmative vote of the holders of a majority of the Common Shares outstanding on the Record Date will be required to approve these amendments to the Company's Bye-laws. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 6.

PROPOSAL 7

PROPOSAL TO AMEND LIMITATIONS ON ABILITY TO CONDUCT SHAREHOLDER
MEETINGS IN THE UNITED STATES

        The Board of Directors has adopted, subject to shareholder approval, amendments to the Company's Bye-Laws removing the limitations on holding shareholder meetings in the United States or executing written resolutions of the shareholders while in the United States. The text of the proposed amendments is attached hereto as Exhibit E. A copy of the Amended and Restated Bye-Laws of the Company, giving effect to each of the proposed Bye-Law amendments discussed in this Proxy Statement, is attached hereto as Exhibit F.

        Reasons for the Amendments.    The Bye-Laws of the Company currently place restrictions on the shareholders from meeting in the United States or executing written resolutions while physically present in the United States. This limitation on the Company's and its shareholders' ability to conduct shareholder meetings in the United States was adopted in an effort to restrict actions of shareholders that may or could cause the Company to be deemed to be engaged in a U.S. trade or business. Upon further review and consideration, however, the Company believes that the likelihood that shareholder actions taken in the United States may or could cause the Company to be deemed to be engaged in a U.S. trade or business is sufficiently remote such that the Company no longer believes that the intended protections afforded by the Bye-law provisions are necessary. As the Company believes that a majority of its shareholders are residents of the United States, removing the limitation on the Company's and its shareholders' ability to conduct shareholder meetings in the United States will enable such meetings to be held in a more convenient venue for a majority of the Company's shareholders.

        Principal Effects of the Amendments.    If these proposed amendments to the Company's Bye-Laws are adopted, the Company will no longer be prohibited from holding its shareholder meetings in the United States. However, whether or not the Company opts to hold any or all of its shareholder meetings in the United States, the Internal Revenue Service could contend that the Company or a Non-U.S. Subsidiary is engaged in a trade or business in the United States. Whether business is being conducted in the United States for purposes of U.S. federal income taxation is an inherently factual determination depending on such matters as (i) whether employees or other agents of the Company or a Non-U.S. Subsidiary conduct business activities while physically present in the United States, (ii) the situs of meetings of the Board of Directors and the boards of directors of a company's subsidiaries and (iii) whether the matters discussed at meetings held in the United States relate to general supervision and control over policies of the Company and Non-U.S. Subsidiaries as opposed to the day-to-day business activity of the Company and Non-U.S. Subsidiaries. A foreign corporation engaged in a U.S. trade or business is subject to U.S. federal income tax, as well as branch profits tax in certain circumstances, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation is entitled to deductions and credits only if it files a U.S. income tax return. The foreign corporation would be entitled to deductions and credits for the taxable year only if the return for that year is timely filed. Penalties may be assessed for failure to file tax returns.

        Based upon a review of the Company's activities in the United States, even if shareholder meetings were to be held in the U.S., the Company believes that it should not be subject to U.S. federal income tax imposed on its business income. However, the Company cannot assure you that the Internal Revenue Service will not contend successfully that it is engaged in a trade or business, in the United States, with or without the adoption of the proposed amendment, because none of the Code, regulations or court decisions provides definitive standards as the specific type of activities that constitute being engaged in the conduct of a trade or business in the United States.

        The affirmative vote of the holders of a majority of the Common Shares outstanding on the Record Date will be required to approve these amendments to the Company's Bye-laws. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 7.

PROPOSAL 8

PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF THE AUDITORS

        Upon recommendation of the Audit and Finance Committee of the Board of Directors, the Board of Directors proposes that the shareholders approve and ratify the appointment of Ernst & Young LLP ("E&Y") to serve as the independent auditors of the Company for the 2003 fiscal year until the Company's annual general meeting of shareholders in 2004. E&Y served as the independent auditors of the Company for the 2002 fiscal year. A representative of E&Y will attend the Meeting, and will be available to respond to questions and may make a statement if he or she so desires.

        General.    On July 24, 2002, Arthur Andersen UK ("AA") resigned as auditor of Predecessor and two of Predecessor's Bermuda subsidiaries, FLAG Limited and FLAG Atlantic Limited, effective July 31, 2002. The resignation of AA resulted from AA's agreement with Deloitte & Touche under which partners and staff of AA joined Deloitte & Touche effective as of August 1, 2002. AA now practices under the name of Deloitte & Touche.

        AA's report on the financial statements for the past two full fiscal years of Predecessor and the two subsidiaries did not contain an adverse opinion or disclaimer of opinion nor were the financial statements qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between Predecessor, the two subsidiaries or AA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of AA, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        As approved by the Audit Committee of the Company, E&Y has been engaged to act as the independent auditors of the Company, effective as of December 4, 2002 and to audit the Company's financial statements for the year ended December 31, 2002. In addition, E&Y has been retained to re-audit the Predecessor's financial statements for the years ended December 31, 2001 and 2000, which re-audits resulted primarily from the Company's obligation to, in accordance with that certain bulletin released by the Securities and Exchange Commission (the "SEC") on August 6, 2002, retroactively account for its non-monetary exchange transactions for telecommunications capacity as an exchange of assets, irrespective of whether such transactions involved the lease of assets.

        Audit Fees.    As of                       , 2003, the Company had paid E&Y $819,502 for their audit of the Company's financial statements for the year ended December 31, 2002, reaudit of the Company's predecessor's financial statements for the years ended December 31, 2001 and 2000, review of the Company's quarterly report on Form 10Q for the period ended September 30, 2002, and for additional audit related procedures. The Company's predecessor paid AA $461,000 for their audit of the Company's financial statements for the year ended December 31, 2001 and review of the Company's quarterly reports on Form 10Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001 and for additional audit related procedures.

        Tax Fees.    Predecessor paid AA $450,000 during 2001 for compliance related services.

        All Other Fees.    Predecessor paid AA $249,000 during 2001 for assistance with investigating various potential transactions and advice related to the stock compensation plan.

        The affirmative vote of the majority of the votes cast will be required to approve and ratify the appointment of E&Y as the Company's independent auditors for 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
IN FAVOR OF PROPOSAL 8.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
OFFICERS AND DIRECTORS

        The following table sets forth information as of July 28, 2003, with respect to the beneficial ownership, as defined in Rule 13(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of Common Shares and the applicable voting rights attached to such share ownership in accordance with the Company's Bye-Laws by (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Shares, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and each of the four remaining most highly compensated executive officers during 2002 (collectively, the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group. As of July 28, 2003, there were 2,000,000 Common Shares issued and outstanding.

Beneficial Owner	Number of Common Shares Owned Beneficially(1)	% of Outstanding Common Shares Owned Beneficially
The Goldman Sachs Group, Inc. (2)	188,170	9.4%
HMC Investors L.L.C., Philip Falcone, Raymond J. Harbert and Michael D. Luce (3)	597,337	29.87%
Patrick Gallagher	—	*
Eugene Davis	—	*
Robert Aquilina	—	*
Edward McCormack	—	*
Alexander Gersh	—	*
Kees van Ophem	—	*
Andrew Evans	—	*
Ian Akhurst	—	*
Anthony Cassara	—	*
Jack Dorfman	—	*
Harry Hobbs	—	*
Charles Macaluso	—	*
Anthony Pacchia	100	*
Bradley Scher	—	*
Mark Spagnolo	—	*
David Wilson	—	*
All directors and executive officers as a group (16 persons)(4)	—	*

*
Less than 1%

(1)
The amounts and percentages shown are amounts and percentages owned beneficially as of June 15, 2003, based on information furnished or publicly disclosed by the persons named. A person is deemed to be the beneficial owner of Common Shares if such person, either alone or with others, has the power to vote or to dispose of such shares.

(2)
The beneficial ownership of The Goldman Sachs Group, Inc. is based solely on the Schedule 13G filed with the SEC dated February 10, 2003 in which The Goldman Sachs Group, Inc. and its affiliate, Goldman, Sachs & Co. (together "Goldman Sachs"), reported that they have shared voting and dispositive power over 188,170 Common Shares. The address of Goldman Sachs, as stated on its Schedule 13G, is 85 Broad Street, New York, NY 10004, USA.

(3)
The beneficial ownership of HMC Investors, L.L.C., Philip Falcone, Raymond J. Harbert and Michael D. Luce is based solely on the Form 4 filed with the SEC dated July 25, 2003, by Harbert Distressed Investment Master Fund, Ltd. (the "Master Fund"), HMC Distressed Investment Offshore Manager, L.L.C., ("HMC Management"), the investment manager of the Master Fund, HMC Investors, L.L.C., its managing shareholder ("HMC Investors"), Philip Falcone, a shareholder of HMC Management and the portfolio manager of the Master Fund, Raymond J. Harbert, a shareholder of HMC Investors, and Michael D. Luce, a shareholder of HMC Investors. This amount consists of (i) 568,474 shares held for the account of Harbert Distressed Investment Master Fund, Ltd., (ii) 17,168 shares held for the account of PCMG Trading Partners XII LP and (iii) 11,695 shares held for the account of Alpha U.S. Sub Fund VI, LLC. The Master Fund is a Cayman Islands corporation with its principal business address at c/o International Fund Services (Ireland) Limited, Third Floor, Bishop's Square, Redmond's Hill, Dublin 2, Ireland. Each of HMC Management and HMC Investors is a Delaware limited liability company. Each of Philip Falcone, Raymond J. Harbert and Michael D. Luce is a United States citizen. The principal business address for each of HMC Management, HMC Investors, Philip Falcone, Raymond J. Harbert and Michael D. Luce is 555 Madison Avenue, Suite 2800, New York, New York 10022. The Common Shares reported herein are held in the name of the Master Fund, PCMG Trading Partners XII LP, a Delaware limited partnership or Alpha US Sub Fund VI, LLC, a Delaware limited liability company. The Common Shares held by PCMG Trading Partners XII LP and Alpha Sub Fund VI, LLC may be deemed to be beneficially owned by HMC Investors, L.L.C., Philip Falcone, who is the portfolio manager of PCMG Trading Partners XII LP and Alpha Sub Fund VI, LLC, Raymond J. Harbert and Michael D. Luce.

(4)
Options to purchase 204,425 Common Shares of the Company have been granted to each of the directors and officers of the Company. None of these options granted were subject to vesting as at July 28, 2003, or within 60 days of July 28, 2003, unless there is an event of change of control as defined in the Company's 2002 Stock Incentive Plan.

PLAN OF REORGANIZATION

        Following the consummation of the transactions contemplated by the Plan, the Common Shares became registered under Section 12(g) of the Exchange Act, as provided by Rule 12g-3 under the Exchange Act. For purposes of Rule 12g-3, the Company is the successor issuer to the Predecessor.

        Pursuant to the Plan, the following transactions were completed on or about the Effective Date;

  •
  Holders of Predecessor's 11 5/8% Senior Dollar Notes due 2010 and 11 5/8% Senior Euro Notes due 2010 received, in the aggregate, (i) $245 million in cash, less certain fees and expenses, (ii) notes in the original principal amount of $45 million, bearing simple interest between 6.67% and 8% over a three year period of maturity, with a call right by the Company during the first 18 months after the Effective Date at $30 million, and (iii) 100,000 shares of the issued and outstanding Common Shares (approximately 5%);

  •
  Holders of FLAG Limited 8 1/4% Notes due 2008 received 1,255,800 of the issued and outstanding Common Shares (approximately 63%);

  •
  Bank lenders under a credit facility previously extended to FLAG Atlantic Limited received 525,000 of the issued and outstanding Common Shares (approximately 26%) and were allowed to keep $82 million they seized just prior to the filing of chapter 11 proceedings on April 12, 2002;

  •
  Certain significant trade creditors amended agreements with Predecessor and received other consideration, including, among others, promissory notes, Common Shares and cash, as further detailed in the Plan;

  •
  Trade creditors of Predecessor and its affiliates, other than trade creditors of FLAG Atlantic Holdings Limited and its debtor subsidiaries, received a negotiated amount, reinstatement of their claims or payment in full of the sum of $6.1 million; and

  •
  Trade creditors of FLAG Atlantic Holdings Limited and those of its subsidiaries that are debtors in the chapter 11 cases received pro rata rights to recoveries attributable to avoidance actions belonging to the entity against which such trade creditors hold their claims.

        As set forth in the Plan, equity holders of Predecessor did not receive any consideration.

ADDITIONAL INFORMATION

Other Action at the Meeting

        As of the date of this Proxy Statement, the Company has no knowledge of any business, other than described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for Annual Meeting of Shareholders in 2004

        Shareholder proposals must be received in writing by the Secretary of the Company no later than six weeks prior to the Company's 2004 annual general meeting of shareholders and must comply with the requirements of Bermuda corporate law and the Company's Bye-Laws in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting (the "2004 Proxy Statement"). The Company believes that shareholder proposals received by December 31, 2003 would be considered timely for inclusion in the 2004 Proxy Statement. Such proposals should be directed to the attention of the Secretary, FLAG Telecom Group Limited, Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda.

        If a shareholder proposal is introduced at the 2004 annual general meeting of shareholders without any discussion of the proposal in the 2004 Proxy Statement and the shareholder does not notify the Company, in accordance with Bermuda corporate law, of the intent to raise such proposal at the annual general meeting of shareholders, then proxies received by the Company for the 2004 annual general meeting of shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal.

Costs of Solicitation

        The cost of this proxy solicitation will be borne by the Company. We have retained MacKenzie Partners, Inc. at an estimated cost of $7,500, plus reimbursement of expenses, to assist us in soliciting proxies from brokers, nominees, institutions and individuals. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Common Shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

By Order of the Board of Directors
Kees van Ophem Assistant Secretary and General Counsel , 2003 London, UK

Please Mark Here
for Address Change or
Comments
 SEE REVERSE SIDE

        The Board of Directors recommends voting FOR the following proposals.

		FOR	AGAINST	ABSTAIN
1.
	Approval of amendment to the Company's Bye-Laws to permit the Board of Directors from time to time to effect a sub-division of all or any of the Company's share capital into shares of a lesser par value than the Company's existing shares.	☐	☐	☐
2.
	Approval of an amendment to the Company's Bye-Laws to permit the Board of Directors to designate any undesignated shares in the authorized capital of the Company into any one or more series of common or preferred shares, and determine the rights, privileges and preferences to be attached to such shares.	☐	☐	☐
3.
	Adoption of a resolution to increase the Company's authorized capital by the creation of an additional 17,000,000 common shares, par value $1.00 per share, for an aggregate of 20,000,000 authorized Common Shares.	☐	☐	☐
4.	Adoption of a resolution to increase the Company's authorized capital by the creation of 10,000,000 preferred shares, par value $1.00 per share.	☐	☐	☐
5.
	Approval of an amendment to the Company's Bye-Laws to clarify the staggered terms of the Board of Directors currently set forth in the Bye- Laws by restricting the shareholders' ability to remove directors without cause.	☐	☐	☐
6.
	Approval of amendments to the Company's Bye-Laws to remove the limitations on the Board of Director's or its committees' ability to conduct their respective meetings in the United States or execute unanimous written resolutions in the United States.	☐	☐	☐
7.
	Approval of amendments to the Company's Bye-Laws to remove the limitations on the Company's and its shareholders' ability to conduct shareholder meetings in the United States or execute written resolutions in the United States.	☐	☐	☐
8.	Approval and ratification of Ernst & Young LLP as the Company's independent auditors for 2003.	☐	☐	☐

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

        IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.

        IN WITNESS WHEREOF, the undersigned has executed this Proxy on this                 day of                          2003.

Business Entity:
(Print name of corporation, partnership or other business entity)
By:
Name: Title:
Individual:
(Print name of individual)
(Signature)

        In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor administrator, trustee or guardian should indicate their full title.

You can view the Proxy Statement on the internet at www.flagtelecom.com.

PROXY

FLAG TELECOM GROUP LIMITED

ANNUAL GENERAL MEETING OF SHAREHOLDERS

                        , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Kees van Ophem and Patrick Gallagher, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the Common Shares of Flag Telecom Group Limited held in the name of the undersigned at the close of business on July 28, 2003, at the Annual General Meeting of Shareholders to be held on                        , 2003, at 13:00 Greenwich Mean Time and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

Address Change/Comments (Mark the corresponding box on the reverse side)

QuickLinks

(a Bermuda company) Cedar House 41 Cedar Avenue Hamilton HM 12 Bermuda
ANNUAL GENERAL MEETING OF SHAREHOLDERS
VOTING SECURITIES AND VOTE REQUIRED
SOLICITATION AND REVOCATION
PROPOSAL 1 PROPOSAL TO AUTHORIZE A STOCK SPLIT
PROPOSAL 2 PROPOSAL TO PERMIT THE BOARD OF DIRECTORS TO DESIGNATE ANY UNDESIGNATED SHARES IN THE AUTHORIZED CAPITAL OF THE COMPANY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2 .
PROPOSAL 3 PROPOSAL TO INCREASE NUMBER OF AUTHORIZED COMMON SHARES
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3 .
PROPOSAL 4 PROPOSAL TO CREATE A NEW CLASS OF PREFERRED SHARES
PROPOSAL 5 PROPOSAL TO CLARIFY THE STAGGERED TERMS OF THE BOARD OF DIRECTORS BY RESTRICTING THE SHAREHOLDERS' ABILITY TO REMOVE DIRECTORS WITHOUT CAUSE
PROPOSAL 6 PROPOSAL TO AMEND LIMITATIONS ON ABILITY TO CONDUCT BOARD OF DIRECTOR MEETINGS IN THE UNITED STATES
PROPOSAL 7 PROPOSAL TO AMEND LIMITATIONS ON ABILITY TO CONDUCT SHAREHOLDER MEETINGS IN THE UNITED STATES
PROPOSAL 8 PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF THE AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OFFICERS AND DIRECTORS
PLAN OF REORGANIZATION
ADDITIONAL INFORMATION
PROXY FLAG TELECOM GROUP LIMITED ANNUAL GENERAL MEETING OF SHAREHOLDERS , 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS